                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                               Riviana Foods Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

RIVIANA FOODS INC.                 2777 ALLEN PARKWAY, HOUSTON, TEXAS 77019-2141
                                   TEL. (713) 529-3251



                               September 12, 2003



To the Stockholders of Riviana Foods Inc.:

     The Annual Meeting of Stockholders of Riviana Foods Inc. will be held at the Riviana Building, Plaza I, 2777 Allen Parkway, Houston, Texas at 9:00 a.m., local/Central Time, on Wednesday, October 15, 2003.

     A Notice of Annual Meeting of Stockholders, proxy and Proxy Statement, which contains information about the matters to be acted upon at the Annual Meeting, are enclosed. The Company's 2003 Annual Report, which is not a part of the enclosed Proxy Statement, is also enclosed and provides additional information regarding the financial results of the Company in fiscal year 2003. Holders of the Company's Common Stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held.

     All stockholders of the Company are cordially invited to attend the Annual Meeting. If you cannot attend, please assist us in preparing for the Annual Meeting by promptly completing, signing, dating and returning your proxy. Even though you return your completed and signed proxy, you still will retain the right to revoke your proxy designation at any time prior to the Annual Meeting and vote in person if you wish. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.


                                          Very truly yours,


                                          /s/ Frank A. Godchaux III

                                          Frank A. Godchaux III
                                          Chairman of the Board



     WHETHER YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY CARD.

                               RIVIANA FOODS INC.
                               2777 ALLEN PARKWAY
                            HOUSTON, TEXAS 77019-2141



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD OCTOBER 15, 2003


To the Stockholders of Riviana Foods Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Riviana Foods Inc. (the "Company") will be held at the Riviana Building, Plaza I, 2777 Allen Parkway, Houston, Texas 77019-2141, at 9:00 a.m., local/Central Time, on Wednesday, October 15, 2003, for the following purposes:

         1. To elect twelve persons to serve as directors until the 2004 annual meeting of stockholders or until their successors have been elected and have qualified;

         2. To ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending June 27, 2004; and

         3. To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on September 8, 2003 will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. All stockholders of the Company are cordially invited to attend the Annual Meeting. Those who will not attend and who wish their shares voted are requested to complete, sign, date and return promptly the enclosed proxy for which a stamped return envelope is provided.

                                          By Order of the Board of Directors



                                          /s/ Elizabeth B. Woodard

                                          Elizabeth B. Woodard
                                          Secretary

Houston, Texas
September 12, 2003



     WHETHER YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY CARD.

                               RIVIANA FOODS INC.
                               2777 ALLEN PARKWAY
                            HOUSTON, TEXAS 77019-2141


                                 PROXY STATEMENT


                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Riviana Foods Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Riviana Building, Plaza I, 2777 Allen Parkway, Houston, Texas 77019-2141, at 9:00 a.m., local/Central Time, on Wednesday, October 15, 2003, or at any adjournment or adjournments thereof (such meeting and any adjournments thereof collectively referred to as the "Annual Meeting"). Copies of the Notice of Annual Meeting of Stockholders, proxy and Proxy Statement are being mailed to stockholders on or about September 15, 2003.

     In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by the officers, directors and employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their expenses. The cost of solicitation of proxies will be borne by the Company.

     A proxy received by the Board of Directors of the Company may be revoked by the stockholder giving the proxy at any time before it is exercised. A stockholder may revoke a proxy by notification in writing to the Company at 2777 Allen Parkway, Houston, Texas 77019-2141, Attention: Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted in favor of the proposals set forth in this proxy statement and for the nominees for the Board of Directors of the Company named in Proposal No. 1 of this Proxy Statement. A majority of the outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

     At the date of this Proxy Statement, management of the Company does not know of any business to be presented at the Annual Meeting other than those matters which are set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If any other business should properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.

             COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors has fixed the close of business on September 8, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the record date there were outstanding 14,340,486 shares of Common Stock and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on the record date for each proposal to be presented at the Annual Meeting.

     The following table sets forth information with respect to the shares of Common Stock (the only outstanding class of voting securities of the Company) owned of record and beneficially as of September 3, 2003, unless otherwise specified, by (a) each named executive officer and director, (b) all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock and (c) all directors, nominees for director and executive officers of the Company as a group:

                                                       AMOUNT AND
                                                        NATURE OF
                                                       BENEFICIAL      PERCENT
NAME OF BENEFICIAL OWNER                                OWNERSHIP      OF CLASS
------------------------                               ----------      --------
Joseph A. Hafner, Jr...............................    1,048,448(1)        7.1%
  P.O. Box 2636
  Houston, Texas 77252-2636
W. David Hanks.....................................      161,350(2)         *
E. Wayne Ray, Jr...................................      127,350(3)         *
Ranvir B. Mohindra.................................       46,120(4)         *
Christopher L. Haines..............................       45,320(5)         *
Frank A. Godchaux III..............................      795,000(6)        5.5
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
Charles R. Godchaux................................    5,407,008(7)       37.7
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
Charles H. Cotros..................................          -0-            *
Frank K. Godchaux..................................    4,939,375(8)       34.4
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
Leslie K. Godchaux.................................    4,964,575(9)       34.6
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
W. Elton Kennedy...................................      133,000(10)        *
E. James Lowrey....................................       22,000(11)        *
Theresa G. Payne...................................    4,941,315(12)      34.5
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
Patrick W. Rose....................................       13,000(13)        *
Thomas B. Walker, Jr...............................       90,000(14)        *
Abbeville Family Partnership, L.P..................    4,917,375(15)      34.3
  P.O. Box 269
  Abbeville, Louisiana 70511-0269
All directors and executive officers as a group
  (23 persons).....................................    8,282,900(16)      57.8
Fidelity Management & Research Company.............      905,072(17)       6.3
  82 Devonshire Street
  Boston, Massachusetts 02109-3614

  * Less than 1.0%

  (1) Includes (a) 341,866 shares owned beneficially and of record by Mr. Hafner, (b) 5,136 shares owned of record by a custodian for the benefit of Mr. Hafner's minor child, which custodian exercises sole voting and investment authority with respect to said shares and as to which Mr. Hafner disclaims beneficial ownership, (c) 308,208 shares held in trust for the benefit of Mr. Hafner as to which he exercises sole voting and investment authority, (d) 308,208 shares held in trust for the benefit of Mr. Hafner's wife as to which she exercises sole voting and investment authority and as to which Mr. Hafner disclaims beneficial ownership, (e) 48,000 shares held in various trusts, as to 24,000 shares of which Mr. Hafner exercises sole voting and investment authority, and as to 24,000 shares of which he shares voting and investment authority with a co-trustee and (f) 37,030 shares subject to employee stock options currently exercisable.

                                         (Footnotes continued on following page)

  (2) Includes 31,850 shares subject to employee stock options currently exercisable.
  (3) Includes 43,350 shares subject to employee stock options currently exercisable.
  (4) Includes 15,120 shares subject to employee stock options currently exercisable.
  (5) Includes 10,320 shares subject to employee stock options currently exercisable.
  (6) Includes (a) 495,000 shares owned beneficially and of record by Mr. F.A. Godchaux and (b) 300,000 shares owned of record by Mr. F.A. Godchaux's wife who exercises sole voting and investment authority with respect thereto, and as to which Mr. F.A. Godchaux disclaims beneficial ownership. The amount in the table excludes 372,870 shares owned of record by a limited partnership, as to which the three general partners share voting and investment authority, and with respect to which Mr. F.A. Godchaux has a limited partnership interest and an indirect ownership interest in his capacity as a shareholder of a corporate general partner of the limited partnership.
  (7) Includes (a) 485,933 shares owned beneficially and of record by Mr. C.R. Godchaux, (b) 3,700 shares owned beneficially and of record by Mr. C.R. Godchaux's wife who exercises sole voting and investment authority with respect thereto, and as to which Mr. C.R. Godchaux disclaims beneficial ownership and (c) 4,917,375 shares owned of record by a limited partnership, with respect to which Mr. C.R. Godchaux, in his capacity as President of a corporate general partner of the limited partnership, shares voting and investment authority with two other general partners. The amount in the table excludes 12,000 shares held in various trusts for the benefit of Mr. C.R. Godchaux, as to which the respective trustees of said trusts exercise sole voting and investment authority.
  (8) Includes (a) 22,000 shares held in trusts as to which Mr. F.K. Godchaux exercises sole voting and investment authority in his capacity as trustee and (b) 4,917,375 shares owned of record by a limited partnership with respect to Mr. F.K. Godchaux, in his capacity as President of a corporate general partner of the limited partnership, shares voting and investment authority with two other general partners.
  (9) Includes (a) 13,200 shares owned beneficially and of record by Ms. Godchaux, (b) 4,917,375 shares owned of record by a limited partnership, in which Ms. Godchaux is a general partner and (c) 34,000 shares held in various trusts, as to 12,000 shares of which Ms. Godchaux exercises sole voting and investment authority, and as to 22,000 shares of which she shares voting and investment authority as trustee.
  (10) Includes (a) 94,000 shares owned beneficially and of record by Mr. Kennedy, (b) 9,800 shares owned of record by Mr. Kennedy's wife who exercises sole voting and investment authority with respect thereto, and as to which Mr. Kennedy disclaims beneficial ownership, (c) 19,200 shares held in trust for the benefit of Mr. Kennedy's children, as to which he exercises sole voting and investment authority as trustee and (d) 10,000 shares subject to non-employee director stock options currently exercisable.
  (11) Includes 10,000 shares subject to non-employee director stock options currently exercisable.
  (12) Includes (a) 12,000 shares owned beneficially and of record by Mrs. Payne, (b) 11,940 shares held in a trust as to which Mrs. Payne exercises sole voting and investment authority in her capacity as trustee and (c) 4,917,375 shares owned of record by a limited partnership with respect to which Mrs. Payne, in her capacity as Chairman of the Board of a corporate general partner of the limited partnership, shares voting and investment authority with two other general partners.
  (13) Includes (a) 3,000 shares held in a family trust, as to which Mr. Rose shares voting and investment authority with a co-trustee and (b) 10,000 shares subject to non-employee director stock options currently exercisable.
  (14) Includes (a) 80,000 shares owned by a limited partnership in which Mr. Walker is a general partner and (b) 10,000 shares subject to non-employee director stock options currently exercisable.
  (15) Voting and investment authority of shares owned by Abbeville Family Partnership, L.P. is exercised by Mr. C.R. Godchaux, Mr. F.K. Godchaux, Ms. Godchaux and Mrs. Payne, who are direct or indirect general partners of the partnership. See notes (7), (8), (9) and (12).
  (16) Notes (1), (2), (3), (4), (5), (6), (7), (8), (10), (11), (12), (13) and
       (14) apply.
  (17) As of June 30, 2003.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

GENERAL

     In August 2003, the Board of Directors voted to increase the size of the Board from eleven to twelve directors who are to be elected at the Annual Meeting. The persons named as proxy holders in the accompanying proxy intend to vote each properly signed and submitted proxy for the election as a director of each of the persons named as a nominee below unless authority to vote in the election of directors is withheld on such proxy. If, for any reason, at the time of the election any of such nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors. Directors are elected by a plurality of votes cast at the Annual Meeting. Pursuant to the Company's Bylaws, any nomination of other persons to be elected as directors at the Annual Meeting may only be made by a stockholder who
(a) is the record or beneficial owner of at least $1,000 in market value of the Common Stock, (b) has held such Common Stock for at least one year and (c) continues to hold such Common Stock through the date on which the Annual Meeting is held, and the nomination must be received at the Company's principal business office not less than 120 calendar days in advance of the date of the Company's notice sent to stockholders for the previous year's annual meeting of stockholders.

     Unless otherwise specified, all properly executed proxies received by the Company will be voted for the election of Frank A. Godchaux III, Charles R. Godchaux, Frank K. Godchaux, Joseph A. Hafner, Jr., W. David Hanks, E. Wayne Ray, Jr., Charles H. Cotros, W. Elton Kennedy, E. James Lowrey, Theresa G. Payne, Patrick W. Rose and Thomas B. Walker, Jr. to hold office until the 2004 annual meeting of stockholders and until each of their respective successors is elected and qualified.

     THE COMPANY RECOMMENDS VOTING "FOR" THE NOMINEES.

     The following table sets forth the name and age of each nominee listed in the enclosed form of proxy, the year the nominee became a director of the Company or the Company's predecessors and the nominee's principal position with the Company.

                                                    DIRECTOR
         NAME                              AGE       SINCE                          POSITION
         ----                              ---      --------                        --------
Frank A. Godchaux III...................   76         1965           Chairman of the Board of Directors
Charles R. Godchaux.....................   72         1965           Vice Chairman of the Board of Directors
Joseph A. Hafner, Jr....................   58         1986           President, Chief Executive Office and
                                                                       Director
W. David Hanks..........................   58         1986           Executive Vice President, Assistant
                                                                       Secretary and Director
E. Wayne Ray, Jr........................   62         1986           Vice President, Chief Financial Officer,
                                                                       Treasurer and Director
Charles H. Cotros......................    65         2003           Director
Frank K. Godchaux.......................   41         2000           Director
W. Elton Kennedy........................   57         1986           Director
E. James Lowrey.........................   75         1994           Director
Theresa G. Payne........................   49         1994           Director
Patrick W. Rose.........................   61         1995           Director
Thomas B. Walker, Jr....................   79         1986           Director

     Frank A. Godchaux III has served as Chairman of the Board since 1965 and has served as a consultant to the Company since 1985. Mr. F.A. Godchaux also manages personal and family investments.

     Charles R. Godchaux has served as Vice Chairman of the Board and Chairman of the Executive Committee since 1986. Mr. C.R. Godchaux served as an executive officer of the Company from 1956 to June 1994, when he retired as an employee and was retained as a consultant to the Company.

     Frank K. Godchaux has been a Director since 2000 and is currently a private investor.

     Joseph A. Hafner, Jr. has been with the Company since 1972 and has served as President since 1980 and Chief Executive Officer since 1984. Mr. Hafner has been a Director since 1986.

     W. David Hanks was with the Company from 1974 until 1982 and has served as Executive Vice President and a Director since 1986 when he rejoined the Company. Mr. Hanks has served as Assistant Secretary since 1991.

     E. Wayne Ray, Jr. has been with the Company since 1966 and has served as Vice President, Chief Financial Officer, Treasurer and a Director since 1986.

     Charles H. Cotros has been a Director since August 2003. He served as Chairman of SYSCO Corporation since July 2000 and as Chief Executive Officer since January 2000 until his retirement in December 2002. He served as Chief Operating Officer from 1995 until January 2000 and as President from 1999 until July 2000. Mr. Cotros currently serves as director of Amerisource Bergen Corporation.

     W. Elton Kennedy has been a Director since 1986. He currently serves as President of Kennedy Rice Dryers, LLC and Riceland Properties, Inc., both based in Mer Rouge, Louisiana. Mr. Kennedy also serves as Chairman of the Board of American Horizons Bank and President of Delta Land and Farm Management Co., LLC.

     E. James Lowrey has been a Director since 1994. He served as Executive Vice President - Finance and Administration of SYSCO Corporation for over five years until his retirement in 1993. Since that time, Mr. Lowrey has managed personal investments. Mr. Lowrey was a Director of SYSCO Corporation for twelve years and currently is a director of Profit Recovery Group International, Inc. and Victory Packing Company.

     Theresa G. Payne has been a Director since 1994 and is currently a private investor.

     Patrick W. Rose has been a Director since 1995. He is currently a private investor and a director of International House of Pancakes, Inc. He was a director of Van Camp Seafood Company, Inc. and was Chairman of the Board, President and Chief Executive Officer until his retirement in 1997.

     Thomas B. Walker, Jr. has been a Director since 1986. He is a senior director of The Goldman Sachs Group, Inc., an investment banking firm, and manages personal and family investments. Mr. Walker is also a director of NCH Corporation.

     Frank A. Godchaux III and Charles R. Godchaux are brothers. Frank K. Godchaux is the son of Frank A. Godchaux III, and Theresa G. Payne is the daughter of Charles R. Godchaux.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the Company's last fiscal year, the Board of Directors held seven meetings. The Board of Directors has an Executive Committee, Audit Committee, and Compensation and Stock Option Committee. Each director attended at least 75% of the meetings of the Board of Directors and the meetings of the committees on which the director serves.

     Executive Committee. The Executive Committee, which is composed of Frank A. Godchaux III, Charles R. Godchaux, Joseph A. Hafner, Jr., W. David Hanks, E. James Lowrey and Thomas B. Walker, Jr., did not hold any meetings during the last fiscal year. The Executive Committee has the authority to exercise all powers of the Board of Directors in the management of the business and affairs of the Company during intervals between meetings of the Board of Directors, except that it has no authority to propose amendments to the Restated Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's assets or its dissolution, or amend the Bylaws.

     Audit Committee. The Audit Committee, was composed of W. Elton Kennedy, E. James Lowrey and Patrick W. Rose and met on four occasions during the last fiscal year. On January 24, 2003, W. Elton Kennedy was replaced by Thomas B. Walker, Jr. The Audit Committee meets with appropriate financial and legal personnel of the Company and the independent public accountants to review the internal controls of the Company and to review its financial reporting. The Audit Committee also pre-approves the appointment of the independent public accountants to serve as auditors in examining the financial statements of the Company. The Audit Committee is charged with the responsibility of reviewing and overseeing all material transactions and material proposed transactions between the Company and one or more of its directors or executive officers, or their affiliates, with a view to assuring that all such transactions will be on terms no less favorable to the Company than would be available with unaffiliated third parties.

     Rules promulgated by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 (the "Act") will require the Company to disclose annually, beginning in its 2004 proxy statement, whether the Audit Committee has one or more "audit committee financial experts," as defined by the SEC. The Board has determined that currently Mr. Lowrey qualifies as such an expert.

     All of the current members of the Audit Committee are independent non-executive directors and fall within the definition of "independent director" as set forth by the current Nasdaq Stock Market listing standards.

     The Audit Committee operates under a written charter originally adopted and approved by the Board of Directors in May 2000. In August 2003, in response to changes in corporate governance, the Audit Committee adopted a revised charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix A.

     The Act and the Nasdaq Stock Market's proposed corporate governance listing standards have expanded the responsibilities of the Audit Committee. Some of the changes have become effective and others will become effective at later dates. Members of the Audit Committee continue to work closely with management to implement all changes and procedures required by the legislation and the amended listing standards.

     Compensation Committee. The Compensation and Stock Option Committee, composed of E. James Lowrey, Patrick W. Rose and Thomas B. Walker, Jr., independent, non-employee Directors, met on four occasions during the last fiscal year. The Compensation and Stock Option Committee (a) makes recommendations to the Board of Directors concerning the election of the Company's officers, (b) reviews the employee compensation and benefit plans and sets the compensation for officers of the Company, (c) awards bonuses to officers of the Company, (d) assumes responsibility for all broad-based compensation and benefit programs of the Company and (e) administers the Company's Employee Stock Option Plan.

AUDIT COMMITTEE REPORT

     The Audit Committee conducted its oversight activities for the Company in accordance with the duties and responsibilities outlined in its written charter. The Audit Committee reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements, and has discussed with the Company's independent auditors, KPMG LLP, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, the matters required to be discussed under Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     In addition, the Audit Committee has discussed with the independent auditors, the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and considered whether the provision of non-audit services to the Company by KPMG LLP is compatible with maintaining that firm's independence.

     The Audit Committee discussed with the Company's management and independent auditors the overall scope and plans for their audit. The Audit Committee also reviewed all fees paid to the independent auditors which are described at the end of this report.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 29, 2003, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended to stockholders the election of KPMG LLP as the Company's independent auditors for fiscal 2004.

     The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

                                 Audit Committee

                            E. James Lowrey, Chairman
                              Thomas B. Walker, Jr.
                                 Patrick W. Rose

INDEPENDENT AUDITORS' FEES

Audit fees

     Fees for audit services totaled approximately $484,500 in fiscal 2003 and approximately $348,500 in fiscal 2002, including fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q and statutory audits required internationally. In fiscal 2002 the reviews of the Company's quarterly reports of Form 10-Q were preformed by a predecessor auditor.

Audit-related fees

     Fees for audit-related services totaled approximately $25,800 in fiscal 2003 and none in fiscal 2002. Audit-related services principally included fees for the audit of the Riviana Foods Savings Plan, due diligence in connection with an acquisition and accounting consultations. In fiscal 2002 these services were performed by a predecessor auditor.

Tax fees

     Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $183,000 in fiscal 2003 and none in fiscal 2002. In fiscal 2002 these services were performed by a predecessor auditor.

All other fees

     The Company did not engage KPMG LLP on any other matters not otherwise included in the above categories in either fiscal 2003 or 2002.

     The Audit Committee has adopted a policy requiring pre-approval by the Audit Committee of all services (audit and non-audit) to be provided to the Company by its independent auditor. Any proposed services to be provided by the independent auditor, including proposed services exceeding pre-approved budget levels, will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

DIRECTOR COMPENSATION

     Directors who are not employed by or consultants to the Company receive an annual retainer of $4,000 and fees of $1,500 for each Board of Directors meeting attended and $500 for each committee meeting attended in person or by telephone conference that is not held in conjunction with a Board of Directors meeting.
On April 24, 2003, the Board of Directors approved to increase the annual retainer to $15,000. Non-employee directors are also reimbursed for expenses incurred in attending meetings in person or by telephone conference.

     In May 1995, the Board of Directors adopted, and the Company's stockholders subsequently approved, the Riviana Foods Inc. Non-Employee Director Stock Option Plan. Certain amendments to the plan were adopted by the Board in August 1997 and August 2003. Under this amended plan, upon election to the Board of Directors, non-employee directors are eligible to receive 5000 stock options and 2,000 stock options on May 17 of each year thereafter at a per share option price equal to the closing price of the Company's stock on such date. The Option vests equally over four years beginning one year from the date of grant depending on the attainment by the Company of certain performance objectives and expires ten years after the date of the grants.

EXECUTIVE OFFICERS

     The following table sets forth the names, ages and positions of the persons who are not directors and who are executive officers of the Company:


          NAME                                      AGE                      POSITION
          ----                                      ---                      --------
Alfonso Bocaletti..............................     60      Vice President
Ian W. Boyle...................................     67      Vice President
Bastiaan G. de Zeeuw...........................     45      Vice President
Thomas M. Forshee..............................     57      Vice President Sales
Christopher L. Haines..........................     58      Vice President Marketing
Ranvir B. Mohindra.............................     54      Vice President Technical Services
Jack M. Nolingberg.............................     70      Vice President Industrial Relations
Paul R. Stevens................................     50      Vice President
David E. Van Oss...............................     54      Vice President Commodity & International
Richard F. Vincent.............................     66      Vice President Manufacturing Operations
Elizabeth B. Woodard...........................     50      Vice President, General Counsel and Secretary

     All of the executive officers have each served in their respective positions with the Company set forth in the foregoing table for over five years.

     The executive officers serve at the pleasure of the Board of Directors.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report has been provided by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors. This report summarizes the Company's current overall compensation philosophy and program objectives. Detailed descriptions of the Company's compensation programs are provided as well as the bases for the Company's fiscal 2003 compensation for the Company's named executive officers, including the Chief Executive Officer ("CEO").

  Overall Objectives of the Executive Compensation Program

     The Company's executive compensation philosophy and program objectives primarily are directed by two guiding principles. First, the program is intended to provide competitive levels of compensation, at expected levels of performance, in order to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company's executives and stockholders so that a significant portion of each executive's compensation is directly linked to maximizing stockholder value.

     In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success. The Company attempts to provide both short-term and long-term incentive compensation that varies based on corporate and individual performance.

     The executive compensation program has been structured with three primary components: base salary, annual incentives (i.e. bonus plan), and long-term incentives (i.e. stock options). The following sections of this report describe the Company's plans by component of compensation and discuss how each component relates to the Company's overall executive compensation philosophy.

     In this report, reference is made to the use of competitive market data as a criterion for establishing targeted compensation levels. The Company targets the market 50th percentile for its total compensation program. The Company utilizes published survey data and data obtained from independent consultants for general industry and food industry companies similar in size to the Company. The published surveys include data on over 100 companies of comparable size to the Company, as measured by revenues.

  Base Salary Program

     The Company's base salary program is based on a philosophy of providing base compensation levels at or near the market 50th percentile. The Company periodically reviews its executive compensation levels to assure consistency with the external market. The Company believes it is important to provide competitive salaries over time in order to attract and retain talented executives.

     Annual base salary adjustments for the Company are based on several factors: general levels of market salary increases, individual performance, competitive base salary levels and the Company's overall financial results. For purposes of determining base salary adjustments, the Company reviews performance qualitatively, considering total stockholder returns, the level of earnings, and each individual's contributions. These criteria are assessed qualitatively and are not weighted. All base salary adjustments are based on a philosophy of pay-for-performance and an individual's value to the Company. As a result, employees with higher levels of performance sustained over time will be paid correspondingly higher salaries.

     All of the Company's named executive officers, including the CEO, received a base salary increase in fiscal 2003 of approximately 6%. The base salary increase is usually based on general market movement of executive base salaries and a qualitative assessment based on the factors discussed above. Another consideration for the salary increase in fiscal 2003 was the fact that no increase was granted in the previous fiscal year.

  Annual Bonus Plan

     The Company's annual bonus plan is intended to (a) reward key employees based on Company and individual performance, (b) motivate key employees and (c) provide competitive cash compensation opportunities to plan participants. Under the annual bonus plan, target award opportunities vary by individual position and are expressed as a percent of base salary consistent with the market 50th percentile award levels. The amount a particular executive may earn is directly dependent on the individual's position, responsibility and ability to impact the Company's financial success.

     The annual bonus plan consists of two key components. First, 60% of the award opportunity is tied to corporate profitability relative to an annual profit plan. Second, the remainder of the award opportunity is tied to a qualitative assessment of individual performance. Actual awards payable under the plan vary based on both profitability and individual performance. For fiscal 2003, the Company's profit exceeded the annual profit plan. Accordingly, the award for the CEO and most of the other named executive officers, exceeded the target award opportunity based upon corporate profitability. All named executive officers, including the CEO, received an additional award based on a qualitative assessment of individual performance and each of them received at or near the maximum of the qualitative award opportunity.

  Long-Term Incentive Plan

     The Company's Long-Term Incentive Plan ("LTIP") is designed to focus executive efforts on the long-term goals of the Company and to maximize total return to stockholders. The long-term incentive device used by the Committee is stock options.

     Stock options align the interests of employees and stockholders by providing value to the executive through stock price appreciation only. All stock options granted in fiscal 2003 have a ten-year term before expiration and are fully exercisable within nine years of the grant date.

     Stock option grants were made to key executives in fiscal 2003, and it is anticipated that stock option awards will be made periodically at the discretion of the Committee in the future. The Company's aggregate stock option grant levels approximate the market 50th percentile. The number of shares actually granted to individual participants was based on the individual's position and level of responsibility within the Company. These factors were assessed subjectively and are not weighted.

     The Committee granted 9,000 stock options at 100% of fair market value to the CEO in fiscal 2003. 50% of these options vests equally over a five-year period beginning one year from the date of the grant; the other 50% vests equally over a five-year period upon achievement of certain corporate profitability standards determined by the Committee.

  Section 162(m)

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), public companies are precluded from receiving a tax deduction on compensation paid to executive officers in excess of $1,000,000. The Company anticipates that all of its stock option grants satisfy the requirements of
Section 162(m). None of the named executive officers have had cash compensation in excess of $1,000,000 in fiscal 2003.

     The foregoing report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

                     Compensation and Stock Option Committee

                            Patrick W. Rose, Chairman
                                 E. James Lowrey
                              Thomas B. Walker, Jr.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2003, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation and Stock Option Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation and Stock Option Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

CERTAIN TRANSACTIONS

     Frank A. Godchaux III was formerly employed as an executive officer of the Company until his retirement as such in 1984. Mr. F.A. Godchaux received compensation of $65,000 for fiscal 2003 under an agreement pursuant to which he provided consulting services to the Company. The consulting agreement with the Company currently calls for an annual fee of $65,000 and is terminable annually by the Company.

     From time to time, the Company charters an airplane owned by Frank A. Godchaux III for business use. In fiscal 2003, Mr. F.A. Godchaux was paid $196,983 for the use of the airplane.

     Charles R. Godchaux was formerly employed as an executive officer of the Company until his retirement as such in June 1994. Mr. C.R. Godchaux received compensation of $45,000 for fiscal 2003 under an agreement pursuant to which he provided consulting services to the Company. The consulting agreement with the Company currently calls for an annual fee of $45,000 and it terminable annually by the Company.

     From time to time, the Company makes rice purchases from Godchaux Bros., an entity in which Frank A. Godchaux III and Charles R. Godchaux each owns a 50% interest. Such purchases, all of which were made at market prices, amounted to $75,771 in fiscal 2003.

     The Company paid $1,155,067 in fiscal 2003 to W. Elton Kennedy, a director of the Company, or entities controlled by Mr. Kennedy for rice purchases at market prices. At June 29, 2003, the Company had commitments to purchase an additional $627,571 in future rice purchases.

     The Company and Kennedy Rice Dryers, Inc., a corporation in which Mr. Kennedy is the principal stockholder, director and officer, each owns a 50% interest in South LaFourche Farm Partnership (the "Partnership"). During fiscal 2003, the Partnership paid $23,445 in management fees to Delta Land and Farm Management Co., LLC, a company in which Mr. Kennedy is a stockholder, director and officer. The Company and Mr. Kennedy are each contingently liable on a promissory note in the principal amount of $1,885,304 payable by the Partnership to the Farm Credit Bank of Texas.

     Management of the Company believes that the foregoing transactions and those described under "Compensation and Stock Option Committee Interlocks and Insider Participation" were on terms no less favorable to the Company than could normally be obtained from unaffiliated third parties. Except as set forth above, neither the Company nor its affiliates have made loans to, or loan guarantees for, officers or directors, or have engaged in material transactions with officers or directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules of the Securities and Exchange Commission (the "SEC") thereunder, require the Company's directors, executive officers and persons who own more than 10% of Common Stock to file reports of their ownership and changes in ownership of Common Stock with the SEC. The Company's employees generally prepare these reports on the basis of information obtained from each director and officer. Based on information available to the Company, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its directors, executive officers and greater than 10% owners during the last fiscal year were filed on time, except for a report by Mr. Rose, Mr. Kennedy, Mr. Lowrey and Mr. Walker with respect to the grant of an option on May 16, 2003. The Company inadvertently failed to file the appropriate report on their behalf. In July 2003, the omission was discovered and a report was immediately filed.

COMPENSATION TABLES

     The following table sets forth compensation information for the CEO and the four most highly compensated executive officers of the Company during the Company's fiscal years 2003, 2002 and 2001, for services rendered during such years to the Company or any of its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                  ANNUAL          ------------
                                                               COMPENSATION        SECURITIES
                                                 FISCAL    ---------------------   UNDERLYING        ALL OTHER
       NAME AND PRINCIPAL POSITIONS               YEAR      SALARY       BONUS       OPTIONS      COMPENSATION(1)
       ----------------------------              -----     --------     --------  ------------    ---------------
Joseph A. Hafner, Jr...........................   2003     $430,000     $236,600      9,000           $ 9,480
  President, Chief Executive Officer and          2002      406,000      223,400     10,000             8,771
  Director                                        2001      406,000       77,200     10,000             8,076

W. David Hanks.................................   2003     $291,500     $126,000      6,750           $ 9,790
  Executive Vice President, Assistant Secretary   2002      275,000       68,300      7,500             7,953
  and Director                                    2001      275,000       41,900      7,500             8,285

E. Wayne Ray, Jr...............................   2003     $197,500     $ 76,100      6,750           $10,356
  Vice President, Chief Financial Officer,        2002      186,000       73,000      7,500             9,162
  Treasurer and Director                          2001      186,000       26,100      7,500             8,915

Ranvir B. Mohindra.............................   2003     $164,500     $ 49,400      3,600           $ 7,515
  Vice President Technical Services               2002      155,000       59,600      4,000             7,021
                                                  2001      155,000       16,800      4,000             6,867

Christopher L. Haines..........................   2003     $160,000     $ 48,100      3,600           $ 8,001
  Vice President Marketing                        2002      151,000       58,000      4,000             7,438
                                                  2001      151,000       17,300      4,000             7,265

------------
(1) All other compensation amounts for fiscal 2003 include matching contributions to the Company's Savings Plan of $6,504, $6,814, $6,246, $5,429, and $5,280 and premiums for executive life insurance of $2,976, $2,976, $4,110, $2,086 and $2,721 for Messrs. Hafner, Hanks, Ray, Mohindra, and Haines respectively.

     The following tables present certain information for the fiscal year ended June 29, 2003 with respect to stock option grants made to the individuals named in the Summary Compensation Table above.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE
                                                    INDIVIDUAL GRANTS(1)                     VALUE AT ASSUMED
                                   ----------------------------------------------------        ANNUAL RATES
                                                  PERCENT OF                                  OF STOCK PRICE
                                    NUMBER OF   TOTAL OPTIONS                                  APPRECIATION
                                   SECURITIES     GRANTED TO     EXERCISE                   FOR OPTION TERMS(2)
                                   UNDERLYING     EMPLOYEES      PRICE PER   EXPIRATION    ---------------------
         NAME                        OPTIONS    IN FISCAL 2003     SHARE        DATE          5%           10%
         ----                      ----------   --------------   ---------   ----------    --------     --------
Joseph A. Hafner, Jr.                 9,000          4.06%         $24.74      8/23/12     $140,030     $354,863
W. David Hanks                        6,750          3.04%         $24.74      8/23/12     $105,022     $266,147
E. Wayne Ray, Jr.                     6,750          3.04%         $24.74      8/23/12     $105,022     $266,147
Ranvir B. Mohindra                    3,600          1.62%         $24.74      8/23/12     $ 56,012     $141,945
Christopher L. Haines                 3,600          1.62%         $24.74      8/23/12     $ 56,012     $141,945

----------
(1) 221,810 stock options were granted in fiscal 2003.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

     The following tables present certain information for the fiscal year ending June 29, 2003 with respect to stock option grants made to the individuals named in the Summary Compensation Table above. The Company granted 221,810 stock options to employees in the fiscal year ending June 29, 2003.

                                                                         NUMBER OF
                                                                         SECURITIES          VALUE OF
                                                                         UNDERLYING        UNEXERCISED
                                                                        UNEXERCISED        IN-THE-MONEY
                                                                      OPTIONS/SARS AT      OPTIONS/SARS
                                          SHARES                         FY-END(#)        AT FY-End($)(1)
                                       ACQUIRED ON        VALUE         EXERCISABLE/        EXERCISABLE/
         NAME                           EXERCISE(#)    REALIZED($)     UNEXERCISABLE       UNEXERCISABLE
         ----                          ------------    -----------    ---------------    -----------------
Joseph A. Hafner, Jr..................      -               -          27,230/41,770     $253,856/$324,864
W. David Hanks........................    2,500          $44,500       24,500/30,750     $250,439/$237,746
E. Wayne Ray, Jr......................      -               -          36,000/30,750     $428,344/$237,746
R. B. Mohindra........................    7,500          $74,805       11,200/16,400     $104,690/$126,798
C. L. Haines..........................      -               -           6,400/16,400     $ 53,184/$126,798

--------
(1) Value of the exercisable and unexercisable options is calculated on the basis of the difference between the option exercise price and $27.47, the closing market price of the Common Stock as reported by NASDAQ on June 27, 2003 (the last business day before the fiscal year end).

RETIREMENT PLAN

     The Company maintains a qualified Retirement Plan (the "Retirement Plan") that covers all United States employees of the Company, including the executive officers, who have completed one year of service and attained the age of 21. Normal retirement benefits, payable upon retirement at age 65, equal the sum of the employee's annual retirement benefits accumulated on June 30, 1989 (the "June 30, 1989 Accrued Benefit"), if any, plus an annual benefit equal to 2% of the employee's cumulative compensation from July 1, 1989 through July 31, 2003 and 1.5% of the employee's cumulative compensation after July 31, 2003. The June 30, 1989 Accrued Benefit is determined by multiplying 2% of the employee's average compensation for the highest five consecutive years prior to June 30, 1989 by the employee's years of credited service at age 65 (not to exceed 35 years) and subtracting from this amount 1.67% of the employee's estimated Social Security benefits multiplied by the employee's years of credited service at age 65 (not to exceed 30 years), prorated to reflect service through June 30, 1989 only. Compensation on which the Retirement Plan benefits are calculated is limited in accordance with the Code. The current limit in effect for the fiscal year ending June 30, 2003 is $200,000.

     In order to provide additional retirement benefits to employees whose benefits under the Retirement Plan are limited by restrictions imposed by the Code, including annual benefit limitations and the compensation limitations described above ("Code Limitations"), the Company adopted a Benefit Restoration Plan (the "Benefit Restoration Plan") effective December 1, 1988 for the benefit of designated officers ("Initial Participants") and for other executive employees who may be designated as participants after December 1, 1988 ("New Participants"). There are five Initial Participants, Messrs. Hafner, Hanks, Ray, Mohindra and Haines. Under the Benefit Restoration Plan, the retirement benefit payable at age 65 is equal to the excess of:

     (a) in the case of New Participants,

         (i) the benefit that would have been payable under the Retirement Plan in accordance with the formula described above in the first paragraph, but without Code Limitations, over

         (ii) the benefit actually payable under (A) the Retirement Plan (which takes into account the Code Limitations), and (B) the Company's Management Security Program, described below, taken together; and

     (b) in the case of Initial Participants,

         (i) 2% of the employee's average compensation for the five consecutive years prior to the employee's retirement multiplied by the employee's years of credited service (not to exceed 35 years) minus 1.67% of the employee's estimated Social Security benefits multiplied by the employee's years of credited service (not to exceed 30 years), over

         (ii) the sum of (A) the benefit determined under the formula set forth in paragraph (b)(i) above, but limited by the Code Limitations as in effect on June 30, 1989 (to be indexed in subsequent years), and (B) the benefit actually payable under the Company's Management Security Program, taken together.

     The Management Security Program was established by the Company in 1975 to provide supplemental retirement income benefits to designated employees based on an individualized formula. The Management Security Program was frozen in 1977 and no participants have been added or benefits increased since that time. There are currently four active employees covered by the Management Security Program, including Messrs. Hafner, Hanks and Ray.

     The total estimated annual benefits under the Retirement Plan, the Benefit Restoration Plan, and the Management Security Program, taken together, payable upon retirement at age 65 in a life annuity form are: $452,300 for Mr. Hafner; $218,100 for Mr. Hanks; $130,300 for Mr. Ray; $100,800 for Mr. Mohindra, and $98,900 for Mr. Haines. Other forms of benefit payment may be available or operative under such plans.

PERFORMANCE GRAPH

     The following performance graph provided by Research Data Group compares the performance of the Company's Common Stock to the S & P Mid-Cap 400 Index and a Peer Group Index on the last day of each fiscal year through the end of fiscal 2003 and beginning June 28, 1998. The Peer Group Index consists of companies of similar market capitalization to the Company in the food industry and is composed of Dean Foods Company, International Multifoods Corporation, Interstate Bakeries Corporation, Lance, Inc., Ralcorp Holdings, Inc. and Sensient Technologies Corporation. The performance graph assumes that $100 was invested on June 28, 1998 in the Company's Common Stock and on June 29, 1998 in the indices and that dividends are reinvested.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
              AMONG RIVIANA FOODS INC., THE S & P MIDCAP 400 INDEX
                                AND A PEER GROUP

                                                   Cumulative Total Return
                                  ---------------------------------------------------------
                                  6/28/98   6/27/99    7/2/00    7/1/01   6/30/02   6/29/03
RIVIANA FOODS, INC.               $100.00   $ 86.85   $ 82.40   $ 88.97   $128.44   $142.91
S & P MIDCAP 400                   100.00    117.18    137.08    149.24    142.20    141.18
PEER GROUP                         100.00     75.11     65.50     78.29    110.97    106.78


     This graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate the graph by reference therein.

          PROPOSAL NO. 2 - RATIFICATION AND APPOINTMENT OF INDEPENDENT
                                   ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed KPMG LLP as its independent public accountants to audit the accounts of the Company for the fiscal year ending June 27, 2004. KPMG LLP has advised the Company that it will have a representative in attendance at the Annual Meeting who will respond to appropriate questions presented at such meeting.

     Management recommends that the appointment of KPMG LLP as independent public accountants of the Company for the fiscal year ending June 27, 2004 be ratified by the stockholders. Unless otherwise specified, all properly executed proxies received by the Company will be voted for such ratification.

     THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 2.

                           ANNUAL REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED JUNE 29, 2003 MAY BE OBTAINED BY ANY STOCKHOLDER, WITHOUT CHARGE, BY ACCESSING THE COMPANY'S INTERNET SITE AT WWW.RIVIANA.COM OR UPON WRITTEN REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY'S ADDRESS PREVIOUSLY SET FORTH.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters than those described above which are likely to come before the Annual Meeting. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

                PROPOSALS AND NOMINATIONS FOR NEXT ANNUAL MEETING

     Any proposals of holders of Common Stock of the Company intended to be presented at the 2003 annual meeting of stockholders of the Company must be received by the Company at 2777 Allen Parkway, Houston, Texas 77019-2141,
Attention: Secretary, no later than May 15, 2004, to be included in the Proxy Statement relating to that annual meeting.

     Pursuant to the Company's Bylaws, any nomination of other persons to be elected as directors at the Annual Meeting may only be made by a stockholder who
(a) is the record or beneficial owner of at least $1,000 in market value of the Common Stock, (b) has held such Common Stock for at least one year and (c) continues to hold such Common Stock through the date on which the annual meeting is held, and such nomination must be received at the Company's principal business office not less than 120 calendar days in advance of the date of the Company's notice sent to stockholders for the previous year's annual meeting of stockholders. Any nomination of a candidate for director must be accompanied by
(i) a written description of the candidate's qualifications to serve as a director, including all information specified in paragraphs (e) and (f) of Item 401 of Regulation S-K and (ii) a written undertaking by the nominee to serve if elected.

                                          By Order of the Board of Directors

                                          /s/ ELIZABETH B. WOODARD

                                          Elizabeth B. Woodard
                                          Secretary

September 12, 2003

                                                                      APPENDIX A

                               RIVIANA FOODS INC.
                             AUDIT COMMITTEE CHARTER
                             REVISED AUGUST 19, 2003


OBJECTIVES

The Audit Committee is a committee of the Board of Directors of Riviana Foods Inc. (the "Company"). Its primary function is to assist the Board in fulfilling its oversight responsibilities to ensure the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditors' qualifications, independence and performance and the performance of the Company's internal audit functions. The Audit Committee provides an open avenue of communication between the independent auditors and the Board of Directors.

ORGANIZATION

The Audit Committee shall be organized as follows:

o The Board of Directors shall appoint the Chairperson and members of the Audit Committee annually. The Audit Committee shall be composed of not less than three members of the Board, each of whom shall be "independent" (as such term is defined pursuant to Section 10A of the Securities Exchange Act of 1934, and the rules adopted by the National Association of Securities Dealers, Inc. with respect to companies whose securities are listed on the Nasdaq National Market System or the rules of such other exchange upon which Company securities are listed). Members of the Committee may be removed from the Committee by action of the full Board.

o Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Company's Board in its business judgment.

o Subject to any phase-in period adopted by the Securities and Exchange Commission ("SEC"), at least one member of the Audit Committee shall be a "audit committee financial expert," as such term is defined in rules adopted by the SEC and interpreted by the Company's Board in its business judgment; provided, however, that if at least one member of the Audit Committee is not determined by the Board to be a "audit committee financial expert," then the Company shall disclose such determination as required by applicable SEC rules.

RESPONSIBILITIES

In executing its responsibilities, the Audit Committee's policies and procedures should be flexible in order to best react to changing conditions, and to insure that the accounting and reporting practices of Riviana are in accordance with all applicable requirements. In carrying out its responsibilities, the Audit Committee shall meet at least three times annually to perform the following functions:

Relationship with Independent Auditors

o The Audit Committee shall select and oversee the independent auditors to audit the consolidated financial statements of the Company and its divisions and subsidiaries, with sole authority with respect to the appointment, termination, compensation and oversight the independent auditors (including the resolution of disputes between management and the independent auditors). These responsibilities do not preclude the Audit Committee from obtaining the input of management, but these responsibilities may not be delegated to management.

o The Audit Committee shall pre-approve (a) the retention of the independent auditors for any audit or permitted non-audit services, and (b) all fee arrangements with the independent auditors for all services.

o The Audit Committee shall evaluate, at least annually, the auditor's qualifications, performance and independence. In connection with such evaluation, the Audit Committee shall obtain and review a formal written report by the independent auditors which (a) describes the audit firm's internal quality control procedures, (b) describes any material issues raised by the most recent internal quality control review, peer review, or any inquiry or investigation by governmental or professional authorities, within the preceding five years, and (c) delineates all relationships between the independent auditors and the Company in order to assess the auditors' independence. The Audit Committee shall also review and evaluate the lead partner of the independent auditors. In making its evaluations, the Audit Committee shall consult with and take into consideration the opinions of management. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board.

o The Audit Committee shall set clear hiring policies for employees or former employees of the independent auditors in compliance with applicable law. At a minimum, the Audit Committee will adopt hiring policies in compliance with
   Section 10A(l) of the Securities Exchange Act of 1934.

Oversight of Financial Statements

o The Audit Committee shall meet with the independent auditors and members of executive and financial management to review the scope of the proposed audit for the ensuing fiscal year including the audit procedures to be employed. At the conclusion of the audit, the Audit Committee shall review the results with the independent auditors, including any comments or recommendations.

o The Audit Committee shall review with the independent auditors and members of executive and financial management the adequacy and effectiveness of Riviana's accounting and financial controls. The Audit Committee shall elicit any recommendations for the improvement of such controls, including particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. The Audit Committee should review periodically Riviana's Code of Business Conduct, including the results of the auditors' review of operating company compliance with the Code.

o The Audit Committee shall review before they are released to the public, the financial statements to be included in the annual and quarterly reports to shareholders and filed with the U.S. Securities and Exchange Commission with executive and financial management and the independent auditors to determine that the committee is satisfied with the disclosures and content of the financial statements to be submitted to the shareholders. The Audit Committee shall also review any changes in accounting principles for propriety.

o The Audit Committee shall require that the independent auditors conduct a SAS 100 Interim Financial Review before the company files its Form 10-Q.

o The Audit Committee shall meet regularly with the independent auditors in executive sessions without members of management. Among the matters to be discussed in these meetings are the independent auditors' evaluation of Riviana's financial and accounting personnel, and the extent of cooperation that the independent auditors received during their examination.

o The Audit Committee shall obtain and review at least annually a written report from the independent auditors describing all critical accounting policies and practices used by the Company; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management; ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and other material written communications between the independent auditors and management including the annual management letter and schedule of unadjusted differences.

o The Audit Committee shall review with the independent auditors any audit problems or difficulties and management's responses, including (a) accounting adjustments that the auditors noted or proposed but were "passed" (as immaterial or otherwise), (b) any significant disagreements with management,
   (c) any restrictions on the scope of activities or access to information, (d) communications between the audit team and its national office with respect to issues presented by the engagement team, and (e) any management or internal control letter issued or proposed to be issued by the audit firm to the Company.

o The Audit Committee shall review the quality and sufficiency of the accounting and financial resources required to meet the financial and reporting objectives as determined by the Audit Committee, and shall review the succession planning process for the accounting and financial areas.

o The Audit Committee shall meet with management to discuss risk assessment, risk management guidelines and policies and the Company's significant financial risk exposures, as well as the steps management has taken to monitor and control these exposures. By such review, the Audit Committee does not assume responsibility for risk management.

o The Audit Committee shall review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

o The Audit Committee shall review with the Company's general counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

o The Audit Committee shall prepare the report for inclusion in the Company's annual proxy statement, in accordance with applicable rules and regulations of the Securities and Exchange Commission.

Other Duties and Functions

o The Audit Committee shall establish procedures and maintain a system for (a) the receipt, retention and treatment of all complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding alleged questionable accounting or auditing issues.

o The Audit Committee shall review annually and approve all related party transactions.

o The Audit Committee shall investigate any matter brought to its attention within the scope of its duties. The Audit Committee shall have the power to retain outside counsel and/or advisors, including a public accounting firm other than the current independent auditors, if, in its judgment, that is appropriate, and shall have appropriate funding therefore.

o The Audit Committee shall submit the minutes of all meetings of the committee to, or orally report the matters discussed at each committee meeting with, the Board of Directors.

o The Audit Committee shall review and reassess the adequacy of this charter periodically.

o The Audit Committee will perform such other functions as assigned by law, the Company's restated certificate of incorporation or By-laws, or the Board of Directors. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditors.

PROXY                                                                      PROXY

                               RIVIANA FOODS INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Riviana Foods Inc. (the "Company") hereby appoint JOSEPH A. HAFNER, JR. and W. DAVID HANKS and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote in respect of the undersigned's shares of the Company to be held at the Riviana Building, Plaza 1, 2777 Allen Parkway, Houston, Texas 77019-2141, at 9:00 a.m., Central Time on Wednesday, October 15, 2003 and at any adjournment(s) thereof, the number of shares the undersigned would be entitled to vote if personally present.

--------------------------------------------------------------------------------
    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------

                           -- FOLD AND DETACH HERE --

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE NOMINEES SET FORTH BELOW                     Please        [  ]
AND "FOR" PROPOSAL 2.                            Mark Here
                                                 for Address
                                                 Change or
                                                 Comments
                                                 SEE REVERSE SIDE

PROPOSAL 1: ELECTION OF DIRECTORS

 FOR the nominees              WITHHOLD
  listed below                 AUTHORITY
(except as marked      to vote for all nominees
 to the contrary)            listed below
       [ ]                        [ ]

(INSTRUCTION: To withhold authority to vote for any nominee, strike a line through the nominee's name in the list below.)

01 Frank A. Godchaux III             07 W. Elton Kennedy
02 Charles R. Godchaux               08 E. James Lowrey
03 Charles H. Cotros                 09 Theresa G. Payne
04 Frank K. Godchaux                 10 E. Wayne Ray, Jr.
05 Joseph A. Hafner, Jr.             11 Patrick W. Rose
06 W. David Hanks                    12 Thomas B. Walker, Jr.

                                                        FOR    AGAINST   ABSTAIN
PROPOSAL 2: TO RATIFY THE APPOINTMENT OF KPMG LLP       [ ]      [ ]       [ ]
AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR
THE FISCAL YEAR ENDING JUNE 27, 2004.

3: In their discretion on such other matters as may properly come before the 2003 Annual Meeting of Stockholders or any adjournment(s) thereof; all as more particularly described in the Proxy Statement, receipt of which is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE BOARD OF DIRECTOR NOMINEES AND PROPOSAL 2. All prior proxies are hereby revoked.


                                           ---------------------------------


                                           ---------------------------------
                                                       (Signature(s)

                                           Dated:                      , 2003
                                                 ----------------------

                                           (Please sign exactly as your name
                                           appears hereon. When signing as
                                           attorney, executor, administrator,
                                           trustee, guardian, etc., give full
                                           title as such. For joint accounts,
                                           each joint owner should sign.)

                                             PLEASE COMPLETE, SIGN, DATE AND
                                           RETURN PROMPTLY THE PROXY CARD USING
                                                 THE ENCLOSED ENVELOPE.

-------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --